                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-60400 of Promistar Financial Corporation on Form S-4 of our report dual dated January 5, 2001 and February 23, 2001, on our audits of the financial statements of FNH Corporation and subsidiary as of December 31, 2000 and 1999, and for each of the years in the three-year period ending December 31, 2000. We also consent to the reference to us under the heading "Experts" in the Supplemental Proxy Statement/Prospectus which is part of the Registration Statement.

/s/ S.R. Snodgrass, A.C.


Wexford, Pennsylvania
June 29, 2001